Exhibit 99.1

Tocagen and Forte Biosciences Announce Merger

Transaction to Create Nasdaq-listed Company Focused on Advancing Forte’s Late-Stage Clinical Program for Atopic Dermatitis

$14 Million to be Invested by Alger, BVF Partners LP, and OrbiMed Prior to the Closing of the Transaction

Companies to Host Conference Call to Discuss Transaction on February 20, 2020 at 8:30 a.m. ET

SAN DIEGO and TORRANCE, CA – February 19, 2020 – Tocagen Inc. (Nasdaq: TOCA), and Forte Biosciences, Inc., a privately held clinical-stage biopharmaceutical company developing a live biotherapeutic for the treatment of inflammatory skin diseases, announced today that they have entered into a definitive agreement under which Tocagen will merge with Forte in an all-stock transaction. The merged company will focus on advancing Forte’s clinical program in inflammatory skin diseases, including atopic dermatitis. Upon stockholder approval, the combined company is expected to operate under the name Forte Biosciences and trade on the Nasdaq Capital Market under the ticker symbol FBRX.

An investor syndicate that includes Alger, BVF Partners LP, and OrbiMed have entered into a securities purchase agreement to invest $14 million in the combined company, subject to customary conditions. The financing will help fund the further development of the combined company’s clinical programs, including lead asset FB-401, and is expected to close immediately prior to the completion of the merger. The total cash balance of the combined company following the closing of the merger and financing is expected to be approximately $25 million.

Forte’s lead asset, FB-401, is a potentially first-in-class, live biotherapeutic being developed as a topical therapy for the treatment of inflammatory skin diseases, including atopic dermatitis. In a Phase 1/2a trial in adults and pediatrics, FB-401 demonstrated significant efficacy and a favorable safety and tolerability profile. The full trial results will be submitted for publication in a peer-reviewed journal in the first half of 2020. A randomized Phase 2 trial is planned to commence in mid-2020 in adults and pediatrics with atopic dermatitis, providing an expected data readout in mid-2021.

“We are excited about the opportunities created by this merger, as it positions us to become a global leader in inflammatory skin diseases with the funding needed to advance our pipeline towards regulatory approval and potential commercial launch,” said Paul Wagner, president and chief executive officer of Forte. “Our team and advisors are committed to providing new treatment options, particularly for pediatrics with atopic dermatitis, for which few treatment options exist, and we look forward to delivering on this as we advance through development.”

Marty J. Duvall, chief executive officer of Tocagen, remarked, “Following an extensive review of strategic alternatives, we believe that this merger with Forte is in the best interest of Tocagen’s stockholders and has the potential to deliver immediate and long-term value to the stockholders. The strength and dedication of the Forte leadership team combined with their highly differentiated technology platform and enthusiastic support from leading clinicians, provides a compelling foundation for future success for all stakeholders, and they have our full support.”

About the Proposed Transaction

The merger is structured as a stock-for-stock transaction whereby all of Forte’s outstanding shares of common stock and securities exercisable for Forte’s common stock will be exchanged for Tocagen common stock and securities exercisable for Tocagen common stock. On a pro forma basis and based upon the number of shares of Tocagen common stock to be issued or issuable in the merger, it is anticipated that Tocagen equityholders immediately prior to the merger will own approximately 25.5% of the combined company and Forte equityholders (inclusive of investors in the financing) immediately prior to the merger will own approximately 74.5% of the combined company on a fully-diluted basis on a treasury stock method basis. The actual allocation will be subject to adjustment based on certain financial metrics, including Tocagen’s net cash balance at the time of closing and the amount that the concurrent financing consummated by Forte before the closing of the merger exceeds or is less than $14,000,000. The transaction has been approved by the board of directors of both companies. The merger is expected to close in the second quarter of 2020, subject to the approval of Tocagen stockholders at a special stockholder meeting, the approval of Forte stockholders, satisfaction of a Tocagen minimum cash condition, the closing of the financing as well as other customary conditions.

Ladenburg Thalmann & Co. Inc. is acting as financial advisor to Tocagen for the transaction and Cooley LLP is serving as legal counsel to Tocagen. Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal counsel to Forte.

Management and Organization

The combined company will be led by Paul Wagner, Ph.D., Forte’s president and chief executive officer, and will be headquartered in Torrance, California. The board of directors is expected to be composed of eight members, with six members designated by Forte, including current Forte board members Lawrence F. Eichenfield, M.D. and Dr. Wagner, and two members designated by Tocagen.

Conference Call

Tocagen and Forte will host a conference call at 8:30 a.m. ET on February 20, 2020, to discuss the proposed transaction. The conference call may be accessed by dialing (866) 220-5828 for U.S. callers and (615) 622-8065 for international callers at least five minutes prior to the start of the call and providing the passcode 6576031. Additionally, the live, listen-only webcast of the conference call can be accessed by visiting the investors section of the Tocagen website at www.Tocagen.com. A replay of the webcast can be accessed at the same location beginning two hours following completion of the call and will be available for seven days.

About Tocagen Inc.

Tocagen is a clinical-stage, cancer-selective gene therapy company developing first-in-class, broadly applicable product candidates designed to activate a patient’s immune system against their own cancer. For more information about Tocagen, visit www.tocagen.com.

About Forte Biosciences, Inc.

Forte Biosciences, Inc. is a clinical stage, dermatology company developing a live biotherapeutic, FB-401, for the treatment of inflammatory skin diseases, particularly for pediatric atopic dermatitis patients for which there is currently a significant unmet need for safe and effective therapies. FB-401 has completed Phase 1/2a testing in adult and pediatric (3 years of age and older) patients with atopic dermatitis. There is a significant unmet need for safe and effective therapies for pediatric atopic dermatitis patients. Forte plans to advance FB-401 into a randomized Phase 2 clinical trial by mid-2020.

No Offer or Solicitation:

This communication will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transactions between Forte and Tocagen, Tocagen will file a registration statement on Form S-4 that will contain a proxy statement and prospectus with the Securities Exchange Commission, or the SEC. This communication is not a substitute for the registration statement or the proxy statement or any other documents that Tocagen may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, TOCAGEN URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOCAGEN, THE PROPOSED TRANSACTION AND RELATED MATTERS.

You may obtain free copies of the registration statement, proxy statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Once filed, the Registration Statement will be available free of charge on Tocagen’s website at https://tocagen.com, by contacting Tocagen’s Investor Contact, Mark Foletta, by phone at (858) 412-8400, or by electronic mail at mfoletta@tocagen.com. Investors and stockholders are urged to read the registration statement, proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Tocagen and Forte, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Tocagen’s directors and executive officers is included in Tocagen’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019, and the proxy statement for Tocagen’s 2018 annual meeting of stockholders, filed with the SEC on April 19, 2019. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the anticipated consummation of the proposed transactions, and other statements that are not historical facts. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “will,” and similar expressions and their variants. These forward-looking statements are based upon Tocagen’s current expectations. Forward-looking statements involve risks and uncertainties. Tocagen’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to the completion of the merger, including the need for stockholder approval and the satisfaction of closing conditions; the anticipated financing to be completed immediately prior the closing of the merger; the cash balances of the combined company following the closing of the merger and the financing; the ability of Tocagen to remain listed on The Nasdaq Stock Market, LLC; and expected restructuring-related cash outlays, including the timing and amount of those outlays. Risks and uncertainties related to Forte that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Forte’s plans to develop and commercialize its product candidates, including FB-401; the timing of initiation of Forte’s planned clinical trials; the timing of the availability of data from Forte’s clinical trials; the timing of any planned investigational new drug application or new drug application; Forte’s plans to research, develop and commercialize its current and future product candidates; Forte’s ability to enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of Forte’s product candidates; Forte’s commercialization, marketing and manufacturing capabilities and strategy; Forte’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Forte’s competitors and its industry; the impact of government laws and regulations; Forte’s ability to protect its intellectual property position; and Forte’s estimates regarding future revenue, expenses, capital requirements and need for additional financing following the proposed transaction.

There can be no assurance that Tocagen will be able to complete the proposed transactions on the anticipated terms, or at all. Additional risks and uncertainties relating to Tocagen and its business can be found under the caption “Risk Factors” and elsewhere in Tocagen’s filings and reports with the SEC, including in Tocagen’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2019. Tocagen expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Tocagen’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Contact for Forte:

Paul Wagner

Chief Executive Officer

pwagner@fortebiorx.com

Investor Contact for Tocagen:

Mark Foletta

Chief Financial officer

(858) 412-8400

mfoletta@tocagen.com

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